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                                    EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING


         The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: November 23, 1999

                  BIOTECHNOLOGY VALUE FUND, L.P.

                  By:      BVF Partners L.P., its general partner

                           By:      BVF Inc., its general partner

                                      By: /s/ Mark N. Lampert
                                         --------------------
                                              Mark N. Lampert
                                              President

                  BVF PARTNERS L.P.

                  By:      BVF Inc., its general partner

                           By: /s/ Mark N. Lampert
                              --------------------
                                   Mark N. Lampert
                                   President

                  BVF INC.

                  By: /s/ Mark N. Lampert
                     --------------------
                          Mark N. Lampert
                          President